UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2021

LIVEVOX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38825	82-3447941
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

655 Montgomery Street Suite 1000 San Francisco, CA		94111
(Address of principal executive offices)		(Zip Code)

+1 (844) 207-6663

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	LVOX	The NASDAQ Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50	LVOXW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Class A common stock and one-half of one redeemable Warrant	LVOXU	The NASDAQ Stock Market LLC

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 18, 2021 (the “Closing Date”), LiveVox Holdings, Inc. (formerly known as Crescent Acquisition Corp), a Delaware corporation (the “Company”), consummated the previously announced business combination pursuant to an Agreement and Plan of Merger, dated January 13, 2021 (the “Merger Agreement”), by and among the Company, Function Acquisition I Corp, a Delaware corporation and direct, wholly owned subsidiary of the Company (“First Merger Sub”), Function Acquisition II LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Second Merger Sub”), LiveVox Holdings, Inc., a Delaware corporation (“Old LiveVox”), and GGC Services Holdco, Inc., a Delaware corporation, solely in its capacity as the representative, agent and attorney-in-fact (in such capacity, the “Stockholder Representative”) of LiveVox TopCo, LLC, a Delaware limited liability company and the sole stockholder of Old LiveVox as of immediately prior to the First Merger (as defined below) (the “LiveVox Stockholder”), which provided for, among other things, (a) the merger of First Merger Sub with and into Old LiveVox, with Old LiveVox continuing as the surviving corporation (the “First Merger”), and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Old LiveVox with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). In connection with the Business Combination, (a) the Company changed its name to “LiveVox Holdings, Inc.” and (b) Second Merger Sub, as the surviving entity of the Second Merger, changed its name to “LiveVox Intermediate LLC” (“LiveVox Intermediate”). As a result of the Business Combination, (a) the Company directly owns all of the equity interests of LiveVox Intermediate and indirectly owns the equity interests of its subsidiaries (LiveVox Intermediate together with its subsidiaries, “LiveVox”) and (b) the LiveVox Stockholder, the sole stockholder of Old LiveVox prior to the Business Combination, now holds 66,637,092 shares of the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Stock”), not include the Earn-Out Shares (as defined below).

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On the Closing Date, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with CFI Sponsor LLC (the “SPAC Sponsor”), the LiveVox Stockholder and certain other stockholders of the Company.

Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Stock or any other equity security of the Company held by a signatory thereto (other than the Company) as of the Closing Date or thereafter acquired by a such holder (including the shares of Class A Stock issued upon conversion of the shares of Class F common shares, par value $0.0001 per share, of the Company (the “Class F Stock” and, together with the Class A Stock, the “Common Stock”) and upon exercise of any other equity security of the Company) and (b) any other equity security of the Company issued or issuable with respect to any such share of Common Stock held by such holder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to certain registration rights.

The Registration Rights Agreement provides that the Company shall, within 30 days after the closing of the Business Combination (the “Filing Deadline”), file with the Securities and Exchange Commission (the “SEC”) a shelf registration statement registering the resale of the shares of all securities registrable pursuant to the Registration Rights Agreement held by the signatories thereto (other than the Company) from time to time, and will use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the Filing Deadline. A majority of the signatories to the Registration Rights Agreement associated with the SPAC Sponsor, as a group, and the LiveVox Stockholder are each entitled to demand that the Company register shares of Common Stock held by such parties. The signatories affiliated with the SPAC Sponsor are entitled to make up to three such demands and the LiveVox Stockholder is entitled to make unlimited demands. In addition, the holders of these securities will have certain “piggy-back” registration rights. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Registration Rights Agreement. The Company and the other signatories to the Registration Rights Agreement will provide customary indemnification in connection with any offerings of Common Stock effected pursuant to the terms of the Registration Rights Agreement.

Pursuant to the terms of the Registration Rights Agreement, the LiveVox Stockholder also agreed not to transfer, assign or sell any Common Stock, except as to certain permitted transferees, until the earlier of (A) 180 days following the Closing Date and (B) subsequent to the Closing Date, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Escrow Agreement

On the Closing Date, the Company, the Stockholder Representative and Citibank, N.A., as escrow agent (the “Escrow Agent”), entered into an Escrow Agreement (“Escrow Agreement”) pursuant to which, on the Closing Date, the Company deposited $2,000,000 into an escrow account (the “Adjustment Escrow Amount”), to be drawn upon by the Company in case of any downward purchase price adjustment and otherwise released to the LiveVox Stockholder as merger consideration pursuant to the terms of the Merger Agreement. The Escrow Agent will hold such amount until the final merger consideration is determined in accordance with the Merger Agreement, at which point the Escrow Agent will release the funds in accordance with the joint written instructions duly executed and delivered by the Company and the Stockholder Representative to the Escrow Agent.

The foregoing description of the Escrow Agreement is not complete and is qualified in its entirety by reference to the complete text of the Escrow Agreement, a copy of which is filed as Exhibit 10.4 hereto and is incorporated herein by reference.

Stockholders Agreement

On the Closing Date, the Company, the SPAC Sponsor, Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., GGCOF Executive Co-Invest, L.P., GGCOF IRA Co-Invest, L.P. and GGCOF Third-Party Co-Invest, L.P. entered into a Stockholders Agreement (the “Stockholders Agreement”), which provides for, among other things, board composition rights (including the right of the SPAC Sponsor to initially nominate two directors, each of whom shall be independent as of the Closing Date), and contains such other customary terms and conditions as agreed among the parties.

The foregoing description of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the complete text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Indemnity Agreements

In connection with the Closing, the Company entered into indemnity agreements with each of its directors and executive officers and certain other officers of the Company. Each indemnity agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnity agreements is not complete and is qualified in its entirety by reference to the complete text of the indemnity agreements, a form of which is attached hereto as Exhibit 10.14 and is incorporated herein by reference.

Finders Agreement

On January 13, 2021, Company and Neuberger entered into the Finders Agreement. Pursuant to the Finders Agreement, in exchange for Neuberger introducing the Crescent Acquisition Corp. to LiveVox, Company agreed, following the closing of the Business Combination, to provide Neuberger compensation and registration rights. The Finders Agreement initially provided that Neuberger was initially eligible to receive 781,250 shares of Class A Stock upon the earlier of (i) one year following the date of the consummation of the Business Combination and (ii) following the closing of the Business Combination (x) at such time when the last sale price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the closing of the Business Combination or (y) subject to certain conditions, upon the completion of a liquidation, merger stock exchange or other similar transaction. Additionally, pursuant to the Finders Agreement, Neuberger was eligible to receive up to an additional 1,943,750 shares of Class A Stock if the price of Class A Stock trading on Nasdaq exceeds the following thresholds during the seven-year period following the closing of the Business Combination: 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $12.50 per share for 20 of any 30 consecutive trading days; another 781,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $15.00 per share for 20 of any 30 consecutive trading days; and another 381,250 of such shares will be issued to Neuberger if the Volume Weighted Average Share Price equals or exceeds $17.50 per share for 20 of any 30 consecutive trading days.

As previously disclosed on the Company’s Form 8-K filed with the Commission on June 17, 2021, the parties to the Finders Agreement agreed to reduce by 300,000 the number of shares of Class A Stock that Company would otherwise issue to Neuberger if the volume weighted average share price of the Class A Stock equals or exceeds $17.50 per share on Nasdaq or any other national securities exchange for 20 of any 30 consecutive trading days during the seven years following the closing of the Business Combination.

The foregoing description of the Finders Agreement is not complete and is qualified in its entirety by reference to the complete text of the Finders Agreement, a copy of which is filed as Exhibit 10.9 hereto and is incorporated herein by reference.

Credit Agreement

On November 7, 2016, the Company entered into a Credit Agreement (as amended by (a) the First Amendment to Credit Agreement, dated as of February 28, 2018, (b) the Second Amendment to Credit Agreement, dated as of May 6, 2019, (c) the Third Amendment and Waiver to Credit Agreement, dated as of December 16, 2019, (d) the Fourth Amendment to Credit Agreement, dated as December 20, 2019, (e) the Consent and Fifth Amendment to Credit Agreement, dated as of January 13, 2021 and (f) the Sixth Amendment to Credit Agreement, dated as of February 5, 2021, collectively, the “Credit Agreement”), by and among the Company, the other loan parties party thereto, each lender party thereto and PNC Bank, National Association (“PNC”), as administrative agent for the lenders party thereto. The Credit Agreement provides for senior secured term loans of $57.6 million and a senior secured revolving facility of $5 million.

Borrowings under the Credit Agreement accrue interest at a rate per annum equal to the greater of (a) the LIBOR Rate (as defined in the Credit Agreement) and (b) 1% plus 4.75% (or 4.25% on and after the first day of the first month immediately following the Covenant Conversion Date (as defined in the Credit Agreement) or the Alternate Base Rate (as defined in the Credit Agreement) plus 3.75% (or 3.25% on and after the first day of the first month immediately following the Covenant Conversion Date), as the case may be. Borrowings under the Credit Agreement mature on November 7, 2023, and are secured by substantially all of the assets of the Company and the other loan parties party thereto.

The Credit Agreement contains customary representations, warranties, events of default and covenants, including limitations on incurrences of debt and liens, restricted payments and investments, mergers and financial covenants, including, (a) prior to the Covenant Conversion Date, quarterly testing of minimum Recurring Revenues (as defined in the Credit Agreement), (b) prior to the first day of the first month immediately following the Covenant Conversion Date, daily testing of a minimum Liquidity (as defined in the Credit Agreement) covenant and (c) commencing on the Covenant Conversion Date, quarterly testing of a maximum Leverage Ratio and a minimum Fixed Charge Coverage Ratio (each as defined in the Credit Agreement).

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.18 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference. As previously disclosed, on June 16, 2021, the Business Combination was approved by the Company’s stockholders at the special meeting in lieu of the 2021 annual meeting thereof (the “Meeting”).

Prior to the Meeting, the holders of 15,321,467 shares of Crescent Acquisition Corp’s common stock sold in its initial public offering exercised their right to redeem those shares for cash at a price of $10.14 per share, for an aggregate of approximately $155.4 million, which was paid out concurrently with the consummation of the Business Combination (the “Redemptions”), not including the previous redemption of 12,238 shares of Crescent Acquisition Corp’s common stock in connection with the special meeting held on February 17, 2021 in which the date by which Crescent Acquisition Corp must have completed its initial business combination or liquidated was postponed. The Merger Agreement provided that the obligation of each of Crescent Acquisition Corp and LiveVox to consummate the Business Combination was conditioned on, among other things, a requirement that the total cash proceeds available in the transaction equal or exceed $250,000,000 (the “Minimum Cash Condition”). As a result of the Redemptions, each of Crescent Acquisition Corp and LiveVox agreed to waive the Minimum Cash Condition.

Additionally, to further enhance liquidity by increasing cash available to the combined company following the closing of the Business Combination, each of Crescent Acquisition Corp and LiveVox agreed that approximately $32 million of consideration that would have otherwise been payable as cash to funds affiliated with Golden Gate Capital pursuant to the definitive agreement relating to the Business Combination will instead be payable in the form of common stock of the combined company valued at $10.00 per share, and the cash will remain on the combined company’s balance sheet at the closing of the Business Combination.

The parties to the Merger Agreement also agreed that any merger consideration that would otherwise be payable in cash pursuant to the terms of the Merger Agreement would instead be payable in stock. As a result, the consideration paid to the LiveVox Stockholder consisted of 66,637,092 newly issued shares of Class A Stock (the “Stock Consideration”). The foregoing consideration paid to the LiveVox Stockholder may be further increased by up to 5,000,000 shares of Class A Stock (the “Earn-Out Shares”) placed in an escrow account to be released only if the price of Class A Stock trading on The Nasdaq Stock Market LLC (“Nasdaq”) exceeds certain thresholds during the seven-year period following the closing of the Business Combination pursuant to the terms of the Merger Agreement.

The aggregate cash available to the Company from the Business Combination after the Closing was approximately $118 million, consisting of the Company’s net cash and cash equivalents as of the Closing, including proceeds of $75 million from the Company’s private placement of an aggregate of 7,500,000 shares of Class A Stock (the “PIPE Investment”) with a limited number of accredited investors (as defined by Rule 501 of Regulation D) without any form of general solicitation or general advertising pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), proceeds of $25 million pursuant to the private placement of an aggregate of 2,500,000 shares of Class A Stock and 833,333 Warrants (the “FPA Investment”) with a limited number of accredited investors (as defined by Rule 501 of Regulation D) without any form of general solicitation or general advertising pursuant to Section 4(a)(2) of the Securities Act and approximately $98 million of cash available to the Company from the trust account in which the proceeds from its initial public offering were placed (the “Trust Account”) after giving effect to the Redemptions, minus approximately $5 million used to repay a portion of LiveVox’s outstanding indebtedness at the Closing, minus approximately $73 million of transaction expenses of LiveVox and the Company, minus $2,000,000 for the Adjustment Escrow Amount and minus $100,000 for the Stockholder Representative Expense Holdback Amount (as defined in the Merger Agreement).

All outstanding shares of Class F Stock were automatically converted into shares of Class A Stock on a one-for-one basis in connection with and at the closing of the Business Combination and (a) 2,925,000 of such shares were canceled, (b) 2,543,750 of such shares (the “Lock-Up Shares” and, together with the Earn-Out Shares , the “Escrowed Shares”) were placed into an escrow account to be released only if the price of Class A Stock trading on Nasdaq exceeds the same thresholds necessary for the release of the Earn-Out Shares during the seven-year period following the closing of the Business Combination, and (c) the remainder of such shares will continue to be subject to the transfer restrictions that were applicable to the shares of Class F Stock.

In connection with and at the closing of the Business Combination, all 7,000,000 warrants that the SPAC Sponsor acquired pursuant to a private placement in connection and concurrently with the closing of the Company’s initial public offering were canceled.

Any Escrowed Shares not released from escrow within the seven-year period following the closing of the Business Combination will be forfeited and canceled for no consideration.

The material terms and conditions of the Merger Agreement are described in greater detail in the section of the Company’s definitive proxy statement filed with the SEC on May 14, 2021 (the “Proxy Statement”) entitled “Proposal No. 1 – Approval of the Business Combination – The Merger Agreement” beginning on page 153, which information is incorporated herein by reference.

FORM 10 INFORMATION

Prior to the Closing, the Company was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only assets consist of equity interests in LiveVox.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K, including the information incorporated herein by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	the Company’s ability to maintain its listing on Nasdaq following the Business Combination;

•	the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions;

•	the Company’s ability to raise financing or complete acquisitions in the future;

•	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination;

•	the future financial performance of the Company following the Business Combination;

•	the outcome of any legal proceedings that may be instituted against the Company following consummation of the Business Combination;

•	the high level of competition in the cloud contact center industry and the intense competition and competitive pressures from other companies in the industry in which the Company will operate;

•	reliance on information systems and the ability to properly maintain the confidentiality and integrity of data;

•	the occurrence of cyber incidents or a deficiency in cybersecurity protocols;

•	the ability to obtain third-party software licenses for use in or with the Company’s products;

•	the business, operations and financial performance of the Company, including market conditions and global and economic factors beyond the Company’s control;

•	the impact of COVID-19 and related changes in base interest rates and significant market volatility on the Company’s business, our industry and the global economy;

•	the effect of legal, tax and regulatory changes;

•

other statements preceded by, followed by or that include the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions; and

•

other risks and uncertainties indicated or incorporated by reference in this Current Report on Form 8-K, including those set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 63.

Business

The information set forth in the section of the Proxy Statement entitled “Information About LiveVox” beginning on page 237, and in the section of the Proxy Statement entitled “Information About the Company” beginning on page 216 is incorporated herein by reference.

The Company’s principal executive office is located at 655 Montgomery Street, Suite 1000, San Francisco, CA 94111.

Risk Factors

The information set forth in the section of the Proxy Statement entitled “Risk Factors” beginning on page 63 is incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Current Report on Form 8-K concerning the financial information of Crescent Acquisition Corp and LiveVox. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “Selected Historical Financial Information of the Company,” “Selected Historical Consolidated Financial and Other Data of LiveVox,” “Selected Unaudited Pro Forma Condensed Combined Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” and “Comparative Share Information” which are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to LiveVox’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.2 of this Current Report on Form 8-K, and incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “LiveVox’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to LiveVox’s Management’s Discussion and Analysis of Financial Condition and Results of Operations at March 31, 2021 and for the three months ended March 31, 2021, included in Exhibit 99.2 of this Current Report on Form 8-K, and incorporated herein by reference. Reference is further made to the disclosure contained in the Proxy Statement in the sections titled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” “and “LiveVox’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of the Company’s common stock as of the Closing Date by:

•	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock;

•	each of the Company’s named executive officers and directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days.

The percentage of beneficial ownership is based on 94,628,387 shares of Company common stock issued and outstanding as of the Closing Date, which calculation includes (i) all shares of Class A Stock issued and outstanding as of the Closing Date, the only outstanding class of the Company’s common stock following the Business Combination and (ii) the 7,487,500 Escrowed Shares that are subject to forfeiture as described in Item 2.01 above. All shares of Class F Stock were converted into shares of Class A Stock or cancelled in connection with the Closing.

Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 655 Montgomery Street, Suite 1000, San Francisco, California, 94111. Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares of Class A Stock	%
Robert D. Beyer(2)	3,250,000	3.4%
Todd M. Purdy(2)	3,250,000	3.4%
Louis Summe (3)	2,486,412	2.6%
Gregg Clevenger (3)	237,550	*
Larry Siegel (3)	963,372	*
Erik Fowler (3)	214,907	*
Mark Mallah (3)	107,454	*
Rishi Chandna (3)	—	—
Marcello Pantuliano (3)	—	—
Stewart Bloom (3)	143,988	*
Bernhard Nann (3)	143,988	*
Doug Ceto (3)	—	—
Leslie C. G. Campbell	—	—
Susan Morisato	—	—
Kathleen Pai	—	—
LiveVox TopCo, LLC (3)(4)	71,637,092	75.7%
All directors and executive officers of the Company as a group (15 individuals) (3)(5)(6)	4,297,671	4.5%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the entities or individuals is c/o LiveVox Holdings, Inc., 655 Montgomery Street, Suite 1000, San Francisco, California, 94111.
(2)

CFI Sponsor LLC is the record holder of the 3,250,000 shares reported herein, which includes the 2,487,500 Lock-Up Shares because CFI Sponsor LLC maintains voting power over such shares. Beyer Family Interests LLC and TSJD Family LLC are managing members of CFI Sponsor LLC. Mr. Beyer is a managing member of Beyer Family Interests LLC. Mr. Purdy is a managing member of TSJD Family LLC. As such, Messrs. Beyer and Purdy may be deemed to have beneficial ownership of the shares of Class A Stock held by CFI Sponsor LLC. The business address of each of Messrs. Beyer and Purdy is c/o Crescent Capital Group, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA 90025.

(3)

The address of the principal business office of LiveVox TopCo, LLC and each of Messrs. Summe, Clevenger, Siegel, Fowler, Mallah, Chandna, Pantuliano, Bloom, Nann and Ceto is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111. Interests in LiveVox TopCo are held directly or indirectly by a private investor group, including funds managed by Golden Gate Capital and Messrs. Summe, Siegel, Bloom, Clevenger, Fowler, Nann and Mallah. Although Messrs. Summe, Siegel, Bloom, Clevenger, Fowler, Nann and Mallah do not have voting or dispositive power over securities owned by LiveVox TopCo, each owns interests of LiveVox TopCo with varying rights to participate in distributions by LiveVox TopCo.

(4)	Interests shown include the 5,000,000 Earn-Out Shares because LiveVox TopCo, LLC maintains voting power over such shares.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 273, which information is incorporated herein by reference.

Each of Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell were elected by the Company’s stockholders at the Meeting to serve as directors of the Company, effective upon consummation of the Business Combination, at which time the size of the board became eleven members. Leslie C.G. Campbell, Marcello Pantuliano and Louis Summe were elected to serve as Class I directors with a term expiring at the Company’s 2022 annual meeting of stockholders; Todd Purdy, Doug Ceto, Stewart Bloom and Susan Morisato were elected to serve as Class II directors with a term expiring at the Company’s 2023 annual meeting of stockholders; and Robert Beyer, Bernhard Nann, Rishi Chandna and Kathleen Pai were elected to serve as Class III directors with a term expiring at the Company’s 2024 annual meeting of stockholders.

Leslie C.G. Campbell, Robert Beyer, and Todd Purdy will serve as members of the Audit Committee, with Leslie C.G. Campbell serving as its chairperson. Kathleen Pai, Rishi Chandna, and Bernhard Nann will serve as members of the Compensation Committee, with Kathleen Pai serving as its chairperson. Information with respect to the Audit Committee and Compensation Committee is set forth in the Proxy Statement in the section entitled “Information About the Company – Management – Committees of the Board of Directors” beginning on page 222, which information is incorporated herein by reference.

In addition, on June 18, 2021, the board of directors formed the Nominating and Corporate Governance Committee. Robert Beyer, Marcello Pantuliano and Susan Morisato will serve as members of the Corporate Governance and Nominating Committee, with Susan Morisato serving as its chairperson. The purpose of the nominating and corporate governance committee is to identify individuals qualified to serve as directors of the Company and on committees of the Company’s board of directors, to recommend to the Company’s board of directors the director nominees for election at the next annual meeting of shareholders, to advise the Company’s board of directors with respect to the composition of the board of directors, procedures and committees, to develop and recommend to the Company’s board of directors a set of corporate governance guidelines applicable to the Company and to oversee the evaluation of the Company’s board of directors and the Company’s management. The nominating and corporate governance committee has a written charter that sets forth the committee’s purpose and responsibilities, which, in addition to the items listed above, include:

•	identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Company’s board of directors, including persons suggested by shareholders or others;

•	reviewing the background and qualifications of individuals being considered as director candidates;

•	recommending to the Company’s board of directors the director nominees for election by the Company’s shareholders or appointment by the Company’s board of directors;

•	reviewing the suitability for continued service as a director of each member of the board of directors when his or her term expires and in certain other circumstances;

•

reviewing annually with the Company’s board of directors the composition of the Company’s board of directors as a whole and to recommend, if necessary, measures to be taken so that the Company’s board of directors reflect the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Company’s board of directors as a whole and contains at least the minimum number of independent directors required by Nasdaq;

•	monitoring the functioning of the committees of the Company’s board of directors and to make recommendations for any changes;

•	reviewing annually committee size, membership and composition, including chairpersonships, and recommended any changes to the Company’s board of directors for approval;

•	developing and recommending to the Company’s board of directors a set of corporate governance guidelines for the Company;

•	review periodically, and at least annually, the corporate governance guidelines adopted by the Company’s board of directors to assure that they are appropriate for the Company; and

•	evaluating its performance and submitting any recommended changes to the board for its consideration.

The nominating and corporate governance committee has the authority to retain advisors as the committee deems appropriate.

In connection with the consummation of the Business Combination, on the Closing Date, Louis Summe was appointed to serve as the Company’s Chief Executive Officer, Gregg Clevenger was appointed to serve as the Company’s Chief Financial Officer, Laurence Siegel was appointed to serve as the Company’s Executive Vice President of Product Development, Erik Fowler was appointed to serve as the Company’s Executive Vice President of Worldwide Sales and Business Operations and Mark Mallah was appointed to serve as the Company’s General Counsel.

In connection with the Closing, each of the Company’s executive officers prior to the Closing resigned from his or her respective position as an executive officer of the Company, in each case effective as of the effective time of the First Merger.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serve, or in the past year have served, as members of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company’s board of directors.

Executive Compensation

The compensation of the Company’s named executive officers before the consummation of the Business Combination is described in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 279, which information is incorporated herein by reference.

On June 16, 2021, the stockholders of the Company approved 2021 Equity Incentive Plan (the “2021 Plan”), which reserved 9,770,000 shares of Company common stock. The 2021 Plan became effective upon the Closing. The number of shares of Company common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year during the term of the 2021 Plan, beginning on January 1, 2022, by 5% of the total number of shares of Company common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the board of directors.

Director Compensation

In connection with the Business Combination, a new director compensation program is expected to provide the following compensation for non-employee directors not otherwise affiliated with Golden Gate Capital going forward:

•	an annual cash retainer of $30,000;

•

an annual cash retainer of $20,000 for the chair of the audit committee, $12,000 for the chair of the compensation committee and $8,000 for the chair of the nominating and corporate governance committee;

•

an annual cash retainer of $10,000 for each member of the audit committee; $6,000 for each member of the compensation committee and $4,000 for each member of the nominating and corporate governance committee; and

•

an initial equity retainer grant (with grant date fair value of $300,000) which is expected to be made on or promptly following the filing of the Registration Statement on Form S-8 with respect to shares reserved under the 2021 Plan, and vest over a three year period, subject to the director’s continuous service and an annual equity retainer with grant date fair value of $170,000 upon such director’s election to office, payable in the form of restricted stock units, granted in connection with each annual meeting of stockholders, which will vest on the earlier of the one-year anniversary of the grant and the next annual meeting of stockholders, subject to the director’s continuous service.

All cash retainers will be payable quarterly in arrears.

Under the 2021 Plan, in a single fiscal year, a director may not be granted awards for such individual’s service on the board of directors of the Company having a value that, together with cash fees paid or other compensation provided to such individual for service on the board of directors of the Company, exceed $750,000, which can be increased to $1,000,000 in such director’s first year of service as a member of the Company’s board of directors.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement entitled “Certain Relationships and Related Transactions” beginning on page 305 and the information set forth under the heading “Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

Nasdaq listing standards require that a majority of the members of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Company currently has eleven directors: Louis Summe, Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Stewart Bloom, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell. Nine directors are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules and as determined by the board of directors using its business judgment: Rishi Chandna, Marcello Pantuliano, Doug Ceto, Bernhard Nann, Robert Beyer, Todd Purdy, Susan Morisato, Kathleen Pai and Leslie C.G. Campbell.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement entitled “Information About LiveVox – Legal Proceedings” beginning on page 251, which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the section of the Proxy Statement entitled “Market Price Information” on page 310, which information is incorporated herein by reference. Additional information regarding holders of the Company’s securities is set forth under “Description of the Company’s Securities” below.

On the second business day following the Closing, the Class A Stock, publicly traded warrants and publicly traded units were listed on Nasdaq under the symbols “LVOX,” “LVOXW” and “LVOXU,” respectively. The warrants may be delisted from Nasdaq if there is not a sufficient number of round lot holders within 15 days of the consummation of the Business Combination and if delisted, may be quoted on the OTC Bulletin Board or OTC Pink, an inter-dealer automated quotation system for equity securities that is not a national securities exchange.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale by the Company of certain unregistered securities, which is incorporated herein by reference.

Description of the Company’s Securities

The description of LiveVox’s securities is contained in the Proxy Statement in the section titled “Description of Securities” and that information is incorporated herein by reference.

The Company has authorized 525,000,000 shares of capital stock, consisting of (a) 500,000,000 shares of Class A Stock and (b) 25,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of the Company’s common stock are fully paid and non-assessable. As of the Closing Date, there were 94,628,387 shares of Class A Stock outstanding, no shares of preferred stock outstanding, and warrants to purchase 13,333,333 shares of Class A Stock outstanding. Company stockholders who hold their shares in electronic format in U.S. brokerage accounts are not deemed to be separate stockholders, as such shares are held of record by CEDE and Co., which is counted by our transfer agent as a single stockholder of record. Such holder numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Further information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement entitled “Information About the Company – Limitation on Liability and Indemnification of Officers and Directors” on page 229, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Transaction Consideration

In connection with the Business Combination, the Company issued 85,228,736 shares of Class A common stock. The description of the Stock Consideration set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Private Placement

The description of the PIPE Investment and the FPA Investment set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuances of the shares of Class A Stock issued as Stock Consideration and in the PIPE Investment and FPA Investment were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering without any form of general solicitation or general advertising.

This summary is qualified in its entirety by reference to the subscription agreements entered into on January 13, 2021, between Crescent Acquisition Corp and each of the investors thereto, the form of which is included as Exhibit 10.1 hereto, and by reference to the forward purchase agreement entered into on January 13, 2021, by and among Crescent Acquisition Corp, Crescent Capital Group Holdings LP and the other investors who became party thereto pursuant to joinder transferees, which is included as Exhibit 10.8 hereto, both of which are incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date of the Business Combination, the Company filed the Second Amended and Restated Certificate of Incorporation of the Company (the “A&R Certificate”) with the Secretary of State of the State of Delaware. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 3 – Approval of the Second Amended and Restated Certificate of Incorporation” beginning on page 202, which information is incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, the Company amended and restated its bylaws. A copy of the Company’s Amended and Restated Bylaws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

LiveVox’s common stock, public units and public warrants are listed for trading on Nasdaq under the symbols “LVOX,” “LVOXU” and “LVOXW,” respectively. Upon the Closing of the Business Combination, the CUSIP numbers relating to LiveVox’s common stock, public units and public warrants changed to 53838L 100, 53838L 209 and 53838L 118, respectively.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On June 18, 2021, the Audit Committee of the Company’s board of directors approved the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2021. E&Y served as the independent registered public accounting firm of LiveVox prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Crescent Acquisition Corp was dismissed following completion of the Company’s review of the quarter ended March 31, 2021, which consists only of the accounts of the pre-Business Combination special purpose acquisition company, Crescent Acquisition Corp.

The report of Withum on Crescent Acquisition Corp’s balance sheet as of December 31, 2020 and the statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from November 17, 2017 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt about the Company’s ability to continue as a going concern.

During the period from November 17, 2017 (inception) through December 31, 2020, and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum would have caused it to make reference to the subject matter of the disagreements in its reports on the Company’s financial statements for such periods.

During the period from November 17, 2017 (inception) through December 31, 2020, and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from November 17, 2017 (inception) through December 31, 2020, and the subsequent interim period through the date of Withum’s dismissal, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Crescent Acquisition Corp or the Company, and no written report or oral advice was provided that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated June 18, 2021, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 94,628,387 shares of LiveVox’s Class A common stock outstanding. As of such time, our executive officers and directors and their affiliated entities held 75.7% of our outstanding shares of Class A common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers before and after the consummation of the Business Combination is set forth in the Proxy Statement in the sections entitled “Information About the Company – Management – Directors and Officers” beginning on page 219 and “Management After the Business Combination – Management and Board of Directors” beginning on page 273 and “Proposal No. 4 – Election of Directors to the Board of Directors” beginning on page 207, which are incorporated herein by reference.

The information regarding the Company’s officers and directors set forth under the headings “Directors and Executive Officers” and “Executive Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Executive Employment Agreements

The Company has previously entered into an employment agreement with Louis Summe to serve as the Chief Executive Officer of the Company, with Laurence Siegel to serve as the EVP of Products of the Company and with Erik Fowler to serve as Chief Revenue Officer (collectively, the “Executive Agreements”).

Summe Employment Agreement

Mr. Summe previously entered into an employment agreement with LiveVox, dated August 7, 2014 (which LiveVox refers to as the “Summe Agreement”). The Summe Agreement provides for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Summe Agreement provides for an annual base salary and an annual performance bonus. Mr. Summe is also eligible to participate in LiveVox’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other similarly situated executives of LiveVox generally. As described in more detail below in “—Narrative to Summary Compensation Table—Potential Payments upon a Termination of Employment or a Change in Control,” upon certain terminations of Mr. Summe’s employment, Mr. Summe will be entitled to severance payments and benefits, including salary continuation and his annual bonus. The Summe Agreement also subjects Mr. Summe to the following restrictive covenants: (i) employment term and one-year post termination non-solicitation and non-hire of employees (including former employees who ceased to be employed by LiveVox or an affiliate within 180 days of Mr. Summe’s attempted hire of such employees), (ii) employment term and one-year post- termination non-solicitation of customers, suppliers, licensees, licensors, or other business relations of LiveVox or an affiliate, (iii) employment term and one-year post-termination non-competition (iv) perpetual confidentiality, and (v) assignment of work product. For the 2020 calendar year, Mr. Summe’s annual base salary was $375,000 and Mr. Summe had an annual performance bonus target equal to 80% of Mr. Summe’s annual base salary.

Siegel Employment Agreement

Mr. Siegel previously entered into an employment agreement with Tools for Health, Inc. (the former name of LiveVox), dated May 23, 2000 (which LiveVox refers to as the “Siegel Agreement”). The Siegel Agreement is for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Siegel Agreement provides for an annual base salary and an annual performance bonus based on the achievement of performance objectives established by LiveVox. The Siegel Agreement also subjects Mr. Siegel to the following restrictive covenants: (i) employment term and one-year post-termination non-solicitation of employees, (ii) employment term and one-year post-termination non-compete, (iii) perpetual confidentiality, and (iv) assignment of work product. For the 2020 calendar year, Mr. Siegel’s annual base salary was $301,875 and Mr. Siegel had an annual performance bonus target equal to 35% of Mr. Siegel’s annual base salary.

Fowler Employment Agreement

Mr. Fowler previously entered into an employment agreement with LiveVox, dated November 17, 2009 (which LiveVox refers to as the “Fowler Agreement”). The Fowler Agreement is for an “at-will” term and may be terminated at any time by LiveVox upon written notice. The Fowler Agreement provides for an annual base salary and monthly commissions based on metrics determined by LiveVox. The Fowler Agreement also subjects Mr. Fowler to the following restrictive covenants: (i) employment term and one-year post- termination non-solicitation of employees and customers, (ii) employment term and one-year post-termination non-compete, (iii) perpetual confidentiality, and (iv) assignment of work product. For the 2020 calendar year, Mr. Fowler’s annual base salary was $260,000 and Mr. Fowler had an annual commission target of $245,000.

The foregoing summary description of the Executive Agreements does not purport to be complete and is qualified in its entirety by the full text of the Executive Agreements, which are attached hereto as Exhibit 10.15, Exhibit 10.16 and Exhibit 10.17 to this Current Report on Form 8-K.

2021 Equity Incentive Plan

As noted above, on June 16, 2021, the stockholders of the Company approved 2021 Plan, which reserved 9,770,000 shares of Company common stock for grants of awards under the 2021 Plan. The 2021 Plan became effective upon the Closing. The number of shares of Company common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year during the term of the 2021 Plan, beginning on January 1, 2022, by 5% of the total number of shares of Company common stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the board of directors.

A more complete summary of the terms of the Incentive Plan is set forth in the Proxy Statement in the section titled “Proposal No. 5—Approval of the 2021 Equity Incentive Plan, Including the Authorization of the Initial Share Reserve under the 2021 Equity Incentive Plan”. That summary and the foregoing description of the 2021 Plan are qualified in their entirety by reference to the text of the 2021 Plan, which is filed as Exhibit 10.10 to this Current Report on Form 8-K and incorporated herein by reference. The form of Restricted Stock Unit Award Agreement, the form of Performance Stock Unit Award Agreement and the form of Special Performance Stock Unit Award Agreement are attached hereto as Exhibit 10.11, Exhibit 10.12 and Exhibit 10.13, respectively.

Director Compensation

The information set forth under the heading “Director Compensation” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Indemnification Agreements for Company Directors and Officers

In connection with the closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement. The foregoing description of the Indemnification Agreements is not complete and is subject to, and qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is included as Exhibit 10.14 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an “initial business combination” as required by the Company’s Amended and Restated Certificate of Incorporation, the Company ceased to be a shell company upon the Closing. The material terms of the Business Combination are described in the section of the Proxy Statement entitled “Proposal No. 1 – Approval of the Business Combination” beginning on page 153, which information is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

To provide shareholders an illustrative capitalization of LiveVox following the consummation of the Business Combination, LiveVox has prepared a capitalization table illustration (the “Cap Table”) setting forth an illustrative calculation of the capitalization of LiveVox immediately following the consummation of the Business Combination. A copy of the Cap Table is furnished as Exhibit 99.4 hereto.

The information contained in this Item 7.01 as well as Exhibit 99.4 is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, LiveVox is a successor issuer to Crescent Acquisition Corp. LiveVox hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement on pages F-S-35 through F-S-71, which are incorporated herein by reference. In addition, the unaudited consolidated financial statements of LiveVox as of March 31, 2021 and for the three months ended March 31, 2021, and the related notes thereto are attached as Exhibit 99.1, and are incorporated herein by reference.

(b) Pro Forma Financial Information

Certain pro forma financial information of LiveVox is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

2.1+	Agreement and Plan of Merger, dated as of January 13, 2021, by and among Crescent Acquisition Corp, Function Acquisition I Corp, Function Acquisition II LLC, LiveVox Holdings, Inc., and GGC Services Holdco Inc. (filed as Exhibit 2.1 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

3.1	Second Amended and Restated Certificate of Incorporation of LiveVox Holdings, Inc.

3.2	Amended and Restated Bylaws of LiveVox Holdings, Inc.

4.1	Warrant Agreement, dated March 7, 2019, between Crescent Acquisition Corp. and Continental Stock Transfer & Trust Company (filed as Exhibit 4.4 to the Current Report on Form 8-K of the Company on March 13, 2019 and incorporated herein by reference).

10.1	Form of Subscription Agreement (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.2	Amended and Restated Registration Rights Agreement dated as of June 18, 2021, by and among the Company, Crescent Acquisition Corp, the Director Holders and the SPAC Sponsor.

10.3	Stockholders Agreement, dated as of June 18, 2021, by and among LiveVox Holdings, Inc., CFI Sponsor LLC and GGC.

10.4	Escrow Agreement, dated as of June 18, 2021, by and among GGC Services Holdco, Inc., LiveVox Holdings, Inc. and Citibank, N.A.

10.5	Share Escrow Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp, LiveVox Holdings, Inc., CFI Sponsor LLC, Kathleen S. Briscoe, John J. Gauthier and Jason D. Turner (filed as Exhibit 10.5 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.6	Sponsor Support Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp, LiveVox Holdings, Inc., CFI Sponsor LLC and the parties set forth on Schedule A thereto (filed as Exhibit 10.3 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.7	Stockholder Support Agreement (filed as Exhibit 10.4 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.8	Forward Purchase Agreement, dated as of January 13, 2021, by and between Crescent Acquisition Corp and Crescent Capital Group Holdings LP (filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.9	Finders Agreement, dated as of January 13, 2021, by and among Crescent Acquisition Corp and Neuberger Berman BD LLC (filed as Exhibit 10.6 to the Current Report on Form 8-K of the Company on January 14, 2021 and incorporated herein by reference).

10.10#	LiveVox Holdings, Inc. 2021 Equity Incentive Plan.

10.11#	Form of Restricted Stock Unit Award Agreement under the LiveVox Holdings, Inc. 2021 Equity Incentive Plan.

10.12#	Form of Performance Stock Unit Award Agreement under the LiveVox Holdings, Inc. 2021 Equity Incentive Plan.

10.13#	Form of Special Performance Stock Unit Award Agreement under the LiveVox Holdings, Inc. 2021 Equity Incentive Plan.

10.14#	Form of Indemnification Agreement.

10.15#	Employment Agreement, dated as of August 7, 2014, by and between Louis Summe and LiveVox, Inc.

10.16#	Employment Agreement, dated as of May 23, 2000, by and between Laurence Siegel and Tools for Health, Inc. (the former name of LiveVox Holdings, Inc.).

10.17#	Employment Agreement, dated as of November 17, 2009, by and between Erik Fowler and LiveVox, Inc.

10.18	Credit Agreement dated as of November 7, 2016, among PNC Bank, National Association, the lenders party thereto, LiveVox Holdings, Inc., LiveVox, Inc. and the guarantors party thereto.

16.1	Letter from Withum dated June 18, 2021.

21.1	List of Subsidiaries

99.1	Unaudited Consolidated Financial Statements of LiveVox Holdings, Inc. as of and for the three months ended March 31, 2021.

99.2	LiveVox’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020.

99.3	Unaudited Pro Forma Condensed Financial Statements of LiveVox Holdings, Inc. as of and for the three months ended March 31, 2021 and for the twelve months ended December 31, 2020.

99.4	Illustrative Capitalization Table.

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.
#	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2021	LiveVox Holdings, Inc.

	By:	/s/ Gregg Clevenger
	Name:	Gregg Clevenger
	Title:	Executive Vice President and Chief Financial Officer